Exhibit 1



                           AGREEMENT TO FILE JOINT
                          STATEMENT ON SCHEDULE 13G



     AGREEMENT, this 10th day of February, 1994, by and among VENAD III, a New York limited partnership, and Frederick R. Adler.


                            W I T N E S S E T H:


     WHEREAS, VENAD III and Frederick R. Adler may be deemed to have held beneficial ownership of, in the aggregate, more than five percent of the shares of the Common Stock, par value $.01 per share, of Life Technologies, Inc., as of December 31, 1993 (the "Common Stock");

     WHEREAS, the Common Stock has been registered by Life Technologies, Inc. under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act");

     WHEREAS, pursuant to Rule 13d-1 under the Act, any person who holds more than five percent of such a class of registered equity securities as of the end of any calendar year is permitted to file with the Securities and Exchange Commission a statement on Schedule 13G in certain circumstances; and

     WHEREAS, Rule 13d-1(f) under the law provides that whenever two or more persons are permitted to file a statement on Schedule 13G with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     VENAD III and Frederick R. Adler hereby agree, in accordance with Rule 13d-1(f) under the Act, to file the statement on Schedule 13G (the "Statement") with respect to the Common Stock beneficially owned or deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.

     VENAD III and Frederick R. Adler hereby agree that that Statement shall be filed on behalf of each of them and that a copy of this Agreement shall be filed as an Exhibit thereto in accordance with Rule 13d-(f)(iii) under the Act.

     This Agreement and the filing of the Statement shall not be construed to be an admission that VENAD III or Frederick R. Adler is a member of a "group" pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder consisting of one or more such persons.

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first above written.




                         /s/ Frederick R. Adler

                         Frederick R. Adler, in his individual capacity and in his capacity as general partner of VENAD III